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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 19, 1999


                       INTEGRATED PROCESS EQUIPMENT CORP.
             (Exact name of Registrant as specified in its charter)

                Delaware                                0-20470                               77-0296222
    (State or other jurisdiction of             (Commission File Number)         (I.R.S. Employer Identification No.)
     incorporation or organization)
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                                 911 Bern Court
                               San Jose, CA 95112
          (Address, including zip code, of principal executive offices)


       Registrant's telephone number, including area code: (408) 436-2170


                                 Not Applicable
          (Former name or former address, if changed since last report)
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Item 5.  Other Events

         On Jan. 19, 1999, the Company reported results for the second fiscal quarter ended December 31, 1998. Revenue for the second quarter of fiscal 1998 was $17.7 million, compared to $25.0 million in the first quarter and to $57.9 million in the prior-year period. The Company recorded a net loss of $14.0 million, or $0.79 per share, for the second fiscal quarter ended December 31, 1998. This compares to net income from continuing operations of $5.0 million, or $0.26 per share, for the prior-year period.

         Revenue for the six months ended December 31, 1998 was $42.7 million compared to $109.2 million in the prior-year period. For the six months ended
December 31, 1998, the Company posted a net loss of $24.2 million, or $1.36 per share. This compares to net income from continuing operations of $9.6 million or
$0.50 per share for the six months ended December 31, 1997.
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         Pursuant to the requirements of the Securities Exchange Act of 1934,
Integrated Process Equipment Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Integrated Process Equipment Corp.


                                 By: /s/ John S. Hodgson
                                     ------------------------------------------
                                     John S. Hodgson
                                     Vice President and Chief Financial Officer



Date: January 27, 1999